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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2011

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24,012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2011, the Board of Directors of Advance Auto Parts, Inc. (“Company”) accepted the resignation of Tamara A. Kozikowski as Chief Development Officer of the Company in conjunction with the elimination of the position of Chief Development Officer. Ms. Kozikowski's resignation was disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 26, 2011. Ms. Kozikowski has remained in her role as Chief Development Officer during a transition period.

On December 27, 2011, the Company and Ms. Kozikowski entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Ms. Kozikowski's resignation will become effective as of January 1, 2012. In connection with her resignation and as described in the Separation Agreement, Mr. Kozikowski is entitled to receive certain severance payments and other benefits under the terms of her Employment Agreement with the Company (the “Employment Agreement”), which was previously filed with the SEC on June 2, 2010 as Exhibit 10.45 to the Company's Quarterly Report on Form 10-Q. In addition to the severance payments and other benefits to which Ms. Kozikowski is entitled under the Employment Agreement, the Compensation Committee of the Board of Directors of the Company approved an additional severance payment equal to $426,000 to Ms. Kozikowski in recognition of her contributions to the Company during her employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: January 3, 2012	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.